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                                                                   EXHIBIT 10.22

                       ASSUMPTION OF GUARANTY OF ACCOUNT



                                                       Dated:  November 13, 2000

To:  Legg Mason Wood Walker, Incorporated

1. Safeguard Scientifics, Inc. ("Safeguard") has entered into that certain Guaranty of Account with Legg Mason Wood Walker, Incorporated ("Legg Mason"), dated October 4, 2000 (the "Guaranty"), with respect to the "guaranteed accounts" as defined in the Guaranty. In reliance upon the representations, warranties and covenants herein contained, effective as of October 4, 2000, Safeguard desires to be released from, and Legg Mason hereby releases Safeguard from, all liability under the Guaranty. In exchange therefor, and in consideration in part of the transaction described in the first sentence of Section 2(d) hereof, Safeguard's indirect wholly-owned subsidiary, Bonfield Insurance, Ltd., a British Virgin Islands corporation ("Bonfield"), desires to, and hereby does, effective as of October 4, 2000, assume all obligations of Safeguard under the Guaranty in all respects with the same effect as though all references in the Guaranty to "Safeguard" or "Guarantor" were deemed to refer to Bonfield, and Legg Mason hereby accepts such assumption.

2. Safeguard and Bonfield hereby represents and warrants, jointly and severally, to Legg Mason the following:

      (a)  Organization. Safeguard is a corporation duly organized, validly
           ------------
           existing and in good standing under the laws of the Commonwealth of Pennsylvania, having all requisite corporate power and authority to perform its obligations under the Guaranty and this Agreement. Bonfield was formed in August 2000 and is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, having all requisite corporate power and authority to perform its obligations under the Guaranty and this Agreement. Safeguard owns, directly or indirectly, all of the issued and outstanding capital stock of Bonfield, and will continue to do so throughout the life of the Guaranty.

      (b)  Authority and Binding Effect. Each of Safeguard and Bonfield has full
           ----------------------------
           power and authority to execute, deliver and perform the Guaranty and this Agreement, and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of the Guaranty and this Agreement have been duly authorized by all necessary corporation action on the part of Safeguard and Bonfield. This Agreement constitutes the legal, valid and binding obligation of Safeguard and Bonfield, enforceable against it in accordance with its terms.

      (c)  Non-Contravention. Neither the execution and delivery of this
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           Agreement by Safeguard or Bonfield, nor of the Guaranty by Bonfield,
           will contravene or violate any law, rule, regulation or court order which is applicable to Safeguard or Bonfield, or the charter documents of Safeguard or Bonfield, or will result in a default under any contract to which Safeguard or Bonfield is a party or by which it is otherwise bound.
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      (d)  Net Assets. Contemporaneously with the execution and delivery hereof,
           ----------
           Safeguard sold to Bonfield Safeguard's interest in Legg Mason Account No. [INTENTIONALLY OMITTED] in exchange for the transfer by Bonfield to Safeguard of Bonfield's interest in Provident Institutional Funds Account No. [INTENTIONALLY OMITTED]. As of the date hereof, immediately after such transfer, the net fair market value of Bonfield's assets and liabilities is in excess of $100 million

3.    (a)  The Guaranty is hereby amended to restate Section 9 of the Guaranty so that it shall read in its entirety as set forth below:

           9. The Guarantor's obligations hereunder will terminate, as to existing and future indebtedness, upon the earlier of (a) September 30, 2001 or (b) such day on which each of the guaranteed accounts shall have been in compliance (assuming the absence of this guaranty) for 20 consecutive trading days with all applicable Legg Mason margin requirements (which will not be changed with respect to the guaranteed accounts except in connection with changes generally applicable to all Legg Mason margin accounts) . In addition, by written notice to you effective upon your receipt of such notice, the Guarantor may at any time terminate its obligations and your rights hereunder in respect of future transactions in the guaranteed accounts, but notwithstanding such termination as to future transactions the obligations of the Guarantor hereunder with respect to any indebtedness in the guaranteed accounts shall continue in full force and effect until such indebtedness with interest to the date of payment thereon has been paid to you.

      (b) The Guaranty is hereby amended to include the following language at the end of Section 5 of the Guaranty:

          To secure Guarantor's obligations under this Guaranty, the Guarantor hereby grants to you a security interest in and lien on up to $35,000,000 of all of such moneys, securities or other property, with respect to which you shall all the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect in the State of Maryland, in addition to those rights granted herein and in any other agreement now or hereafter in effect between the Guarantor and you. The Guarantor agrees that upon a default by Guarantor in the performance of its obligations hereunder which continue after notice by you, you may proceed at any time, in your discretion, to enforce this security interest and lien; that the enforcement by you of said security interest and lien, in whole or in part, shall not in any way affect the continuing liability of the Guarantor hereunder, that any demand on the Guarantor to perform the obligations of this Guaranty, or any action or proceedings brought to enforce the liability of the Guarantor hereunder, shall not release or otherwise affect said security interest and lien or right to transfer; and that you shall at all times have both the personal liability of the Guarantor and said security interest and lien to secure to you the performance of Guarantor's obligations hereunder, enforcement of both of which may be pursued concurrently. The Guarantor agrees that you may file such financing statements as you may deem necessary to protect your security interest in the Guarantor's account or accounts maintained with you for the purpose of securing the Guarantor's obligations under this Guaranty.

4. The obligations of the Guarantor under the guaranty shall extend, upon the same terms and conditions, to each of Bonfield's affiliates other than Safeguard, Safeguard Scientifics (Delaware), Inc. or Safeguard Delaware, Inc.

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5.    This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

6.    (a) Arbitration is final and binding on the parties.

      (b) The parties are waiving the right to seek remedies in court, including the right to a jury trial.

      (c) Pre-arbitration discovery is generally more limited than and different from court proceedings.

      (d) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

      (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

      Any controversy between you (together with any of your affiliates also involved in such controversy) or any of your or their officers, directors, employees or agents on the one hand and the Guarantor or Guarantor's officers, directors, employees or agents on the other hand, arising out of or relating to this agreement, the transactions contemplated hereby, the accounts established hereunder or the guaranteed accounts shall be settled by arbitration, in accordance with the rules then obtaining of The New York Stock Exchange, Inc., or any other exchange of which you are a member, or the National Association of Securities Dealers, Inc. If the Guarantor does not make such election by registered mail addressed to you at your main office within ten (10) days after receipt of notification from you requesting such election, then the Guarantor authorizes you to make such election on the Guarantor's behalf. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

      No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until (i) the class certification is denied; (ii) the class is decertified; or (iii) the Guarantor is excluded from the class by the court.

      Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

6. Any notice given by the Guarantor to you under this Guaranty of Account shall be effective only when received by the General Counsel of Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, MD 21202. Any notice given by you to the Guarantor under this Guaranty of Account shall be effective only when received by the President of Bonfield Insurance, Ltd., c/o the Chief Financial Officer of Safeguard Scientifics, Inc., 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087.

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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Assumption of Guaranty Agreement on the date first above written.


                                       SAFEGUARD SCIENTIFICS, INC.

                                       By  /s/ Gerald A. Blitstein
                                           -----------------------


  Witnessed:

  /s/ N. Jeffrey Klauder
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                                       BONFIELD INSURANCE, LTD.

                                       By  /s/ N. Jeffrey Klauder
                                           ----------------------


  Witnessed:

  /s/ Gerald A. Blitstein
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  Accepted and Agreed by Legg Mason Wood Walker, Incorporated

  By /s/ Robert donovan
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  Witnessed:

  /s/ Thomas c. Merchant
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